Exhibit 11.1 Computation of pro forma weighted average number of common shares outstanding for the three month and six month periods ended June 30, 1996 and 1997 (in thousands).


                                                                         Three Months              Six Months
                                                                        Ended June 30,            Ended June 30,
                                                                    ----------------------    ----------------------
                                                                      1996         1997         1996         1997
                                                                    ---------    ---------    ---------    ---------
Number of shares outstanding after the Exchange                         8,929        8,929        8,929        8,929

Employee stock options granted under the 1997
       Incentive Plan                                                     644          644          644          644

Shares assumed to be repurchased under the treasury stock method:
       $3,220,485 (1)/$8.00 per share (2)                                (403)        (403)        (403)        (403)

3,000,000 shares issued May 8, 1997                                      --          1,747         --            878

325,000 shares issured May 15, 1997                                      --            165         --             83

                                                                                 ---------
Weighted average number of common
       shares outstanding                                                           11,082
                                                                                 =========

                                                                    ---------                 ---------    ---------
Pro forma weighted average number of common
       shares outstanding                                               9,170                     9,170       10,131
                                                                    =========                 =========    =========



Notes:

(1) Calculated by multiplying employee stock options granted under the 1997 Incentive Plan (644,097) by their exercise price ($5.00).

(2)  Initial public offering price.